As filed with the Securities and Exchange Commission on July 16, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Nasdaq, Inc.

(Exact name of registrant as specified in its charter)

Delaware	52-1165937
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

151 W. 42nd Street

New York, New York 10036

+1 212 401 8700

(Address of principal executive offices)

Nasdaq, Inc. Employee Stock Purchase Plan

(Full title of the Plan(s))

John A. Zecca

Executive Vice President and Chief Legal Officer

Nasdaq, Inc.

151 W. 42nd Street

New York, New York 10036

+ 1 212 401 8700

(Name, address, telephone number, including area code, of agent for service)

Copies to:

Erica Schohn, Esq.

Brian V. Breheny, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

New York, New York 10001

+1 212 735 3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount Of Registration Fee
Common Stock, par value $0.01 per share	3,000,000	$124.58	$373,740,000	$48,511.45

(1)

Represents 3,000,000 additional shares of common stock, par value $0.01 per share (“Common Stock”), reserved for issuance under the Nasdaq, Inc. Employee Stock Purchase Plan, as amended and restated (the “Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also registers any additional shares of our Common Stock as may become issuable under the Plan as a result of any stock split, stock dividend, recapitalization or similar event.

(2)

Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined on the basis of the average of the high and low prices of our Common Stock as reported on The Nasdaq Stock Market on July 13, 2020.

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8 under the Securities Act, this Registration Statement is being filed by Nasdaq, Inc. (the “Company”) for the purpose of registering additional shares of the Company’s Common Stock under the Nasdaq, Inc. Employee Stock Purchase Plan (the “Plan”). On March 31, 2020, the Company filed with the Securities and Exchange Commission (the “Commission”) a definitive proxy statement that included a proposal to, among other things, increase the number of shares available for issuance under the Plan by 3,000,000 shares of Common Stock, which proposal was approved by the Company’s stockholders on May 19, 2020. This Registration Statement registers the 3,000,000 additional shares of Common Stock available for issuance under the Plan.

The 3,000,000 additional shares of Common Stock available for issuance under the Plan registered pursuant to this Registration Statement are of the same class of securities as the shares of Common Stock registered for issuance under the Plan pursuant to the following currently effective registration statements: (i) the Registration Statement on Form S-8 (Registration No. 333-72852) filed on November 6, 2001 (the “Original Registration Statement”), (ii) the Registration Statement on Form S-8 (Registration No. 333-76064) filed on December 28, 2001 (the “Second Registration Statement”) and (iii) the Registration Statement on Form S-8 (Registration No. 333-167724) filed on June 23, 2010 (the “Third Registration Statement”). The contents of the Original Registration Statement, the Second Registration Statement and the Third Registration Statement, including any amendments thereto or filings incorporated therein, are incorporated herein by reference. Any items in the Original Registration Statement, the Second Registration Statement and the Third Registration Statement not expressly changed hereby shall be as set forth in the Original Registration Statement, the Second Registration Statement and the Third Registration Statement, as applicable.

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Commission are incorporated by reference in this Registration Statement:

(a)

our Annual Report on Form 10-K for the year ended December 31, 2019, filed on February 25, 2020 (including those portions of our Definitive Proxy Statement for the 2020 Annual Meeting of Stockholders that are incorporated by reference in our Form 10-K);

(b)	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed on May 6, 2020;

(c)	our Current Reports on Form 8-K filed on January 29, 2020 (with regard to Item 8.01), February 13, 2020, April 22, 2020 (with regard to Item 8.01), April 28, 2020 and May 21, 2020; and

(d)	the description of the Company’s common stock set forth in Exhibit 4.12 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed on February 25, 2020.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Copies of these filings and any other filings incorporated by reference may be obtained at no cost, by writing or telephoning the Company at the following address:

Nasdaq, Inc.

151 W. 42nd Street

New York, New York 10036

(212) 401-8700

email: investor.relations@nasdaq.com

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Set forth below is a description of certain provisions of the amended and restated certificate of incorporation and by-laws of the Company and the General Corporation Law of the State of Delaware (“DGCL”), as such provisions relate to the indemnification of the directors and officers of the Company. This description is intended only as a summary and is qualified in its entirety by reference to the amended and restated certificate of incorporation, the by-laws and the DGCL.

Collectively, the amended and restated certificate of incorporation and by-laws provide that the Company shall, to the full extent permitted by Sections 102 and 145 of the DGCL, indemnify all persons whom it may indemnify pursuant thereto and eliminate the personal liability of its directors to the full extent permitted by Section 102(b)(7) of the DGCL.

Section 145 of the DGCL permits a corporation to indemnify its directors and officers against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. In an action by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, although the court in which the action or suit was brought or the Delaware Court of Chancery may determine upon application that the defendant officers or directors are reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Section 102(b)(7) of the DGCL provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the ability of a director for any act or omission occurring prior to the date when such provision becomes effective.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Document

3.1	Amended and Restated Certificate of Incorporation of Nasdaq, Inc. (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on January 28, 2014).

3.1.1	Certificate of Elimination of the Series A Convertible Preferred Stock of Nasdaq, Inc. (incorporated herein by reference to Exhibit 3.1.1 to the Current Report on Form 8-K filed on January 28, 2014).

3.1.2	Certificate of Amendment of Nasdaq’s Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on November 19, 2014).

3.1.3	Certificate of Amendment of Nasdaq’s Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on September 8, 2015).

3.2	By-Laws of Nasdaq, Inc. (incorporated herein by reference to Exhibit 3.2 to the Current Report on Form 8-K filed on November 21, 2016).

4.1	Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 filed on November 4, 2015).

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP (filed herewith).

10.1	Nasdaq, Inc. Employee Stock Purchase Plan (as amended and restated as of May 19, 2020) (filed herewith).

23.1	Consent of Ernst & Young LLP (filed herewith).

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (included on signature page hereof).

Item 9.	Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on July 16, 2020.

Nasdaq, Inc.

By:	/s/ Adena T. Friedman
Adena T. Friedman
President and Chief Executive Officer

KNOW ALL BY THESE PRESENTS, that the undersigned, an executive officer or director of Nasdaq, Inc., a Delaware corporation (the “Company”), does hereby constitute and appoint John A. Zecca and Joan C. Conley, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, to do or cause to be done any and all acts and things and to execute any and all instruments and documents which said attorneys-in-fact and agents may deem advisable or necessary to enable the Company to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities of the Company being registered on the Registration Statement on Form S-8 to which this power of attorney is filed as an exhibit (the “Securities”), including specifically, but without limiting the generality of the foregoing, power and authority to sign, in the name and on behalf of the undersigned as an executive officer or director of the Company, the Registration Statement on Form S-8 to which this power of attorney is filed as an exhibit, a Registration Statement under Rule 462 of the Securities Act, or another appropriate form in respect of the registration of the Securities, and any and all amendments thereto, including post-effective amendments, and any instruments, prospectuses, contracts, documents or other writings of which the originals or copies thereof are to be filed as a part of, or in connection with, any such Registration Statement or amendments, and to file or cause to be filed the same with the Securities and Exchange Commission, and to effect any and all applications and other instruments in the name and on behalf of the undersigned which said attorney-in-fact and agent deems advisable in order to qualify or register the Securities under the securities laws of any of the several States; and the undersigned does hereby ratify all that said attorneys-in-fact or agents, and each of them, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Adena T. Friedman Adena T. Friedman	President and Chief Executive Officer (Principal Executive Officer) and Director	July 16, 2020

/s/ Michael Ptasznik Michael Ptasznik	Executive Vice President, Corporate Strategy and Chief Financial Officer (Principal Financial Officer)	July 16, 2020

/s/ Ann M. Dennison Ann M. Dennison	Senior Vice President and Controller (Principal Accounting Officer)	July 16, 2020

/s/ Michael R. Splinter Michael R. Splinter	Chairman of the Board of Directors	July 16, 2020

/s/ Melissa M. Arnoldi Melissa M. Arnoldi	Director	July 16, 2020

/s/ Charlene T. Begley Charlene T. Begley	Director	July 16, 2020

/s/ Steven D. Black Steven D. Black	Director	July 16, 2020

/s/ Essa Kazim Essa Kazim	Director	July 16, 2020

/s/ Thomas A. Kloet Thomas A. Kloet	Director	July 16, 2020

/s/ John D. Rainey John D. Rainey	Director	July 16, 2020

/s/ Jacob Wallenberg Jacob Wallenberg	Director	July 16, 2020

/s/ Alfred W. Zollar Alfred W. Zollar	Director	July 16, 2020